EXHIBIT 10.1

AMENDMENT NO. 2 TO CONSTRUCTION LOAN AGREEMENT

This AMENDMENT NO. 2 TO CONSTRUCTION LOAN AGREEMENT (this “Amendment”) is made and entered into, effective for all purposes and in all respects, as of October 21, 2019, by and between GROTON STATION FUEL CELL, LLC, a Connecticut limited liability company (the “Borrower”) and FIFTH THIRD BANK, an Ohio banking corporation (the “Lender” and, together with the Borrower, the “Parties”).

WHEREAS, the Borrower and Lender entered into that certain Construction Loan Agreement, dated as of February 28, 2019, and as amended by that certain Amendment No. 1 to Construction Loan Agreement, dated August 13, 2019 (as amended, modified and/or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Parties now desire to amend the Loan Agreement; and

WHEREAS, the Parties desire to set forth herein the terms and conditions of their agreements and understandings with respect to the foregoing.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the Parties contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally and equitably to be bound, hereby covenant and agree as follows:

Section 1.Definitions.Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

Section 2.Amendments to Loan Agreement.

a.	Section 6.12(d) to the Loan Agreement is hereby deleted in its entirely and replaced with the following:

(d) deliver to the Lender, no later than December 16, 2019, a binding  agreement, in form and substance reasonably acceptable to the Lender:  (i) executed by the Borrower and one or more Take-out Lenders, pursuant to which the Take-out Lenders shall have, individually or collectively, agreed to provide a Take-out Financing; or (ii) executed by the Borrower and one or more tax equity investors or other third parties pursuant to which such tax equity investors or third parties, via a tax equity or other financing transaction, shall have, individually or collectively, agreed to provide funds to Borrower in an amount no less than the then outstanding Construction Loans and accrued interest (any of the foregoing referred to as “Replacement Financing”);  provided, however, that if (A) neither such binding agreement nor a commitment letter for either of such agreements (which commitment letter shall not include a due diligence or similar funding condition) is provided to the Lender by November 21, 2019, then commencing on November 22, 2019 until delivery of such commitment letter, the Interest Rate on the Loans shall be the LIBOR Rate plus four percent (4%) per annum and (y) within three (3) Business Days after such date, the Borrower shall pay to the Lender a fee of $15,000 and (B) such binding agreement is not provided to the Lender by December 16, 2019, then commencing on

December 17, 2019, notwithstanding Section 3.3, the outstanding Obligations will bear interest at a rate equal to the LIBOR Rate plus six percent (6%) per annum.

Section 3.Miscellaneous.

a.	Amendment Fee. The Borrower shall pay to the Lender a fee of $15,000 simultaneously with the execution of this Amendment.
b.

Amendment.  By their respective execution hereof, the Parties acknowledge and agree that this Amendment is intended to and shall fully satisfy the requirements set forth in Section 10.5 of the Loan Agreement with respect to amendment thereof.

c.	Loan Document. This Amendment is a Loan Document for all purposes under the Loan Agreement.
d.

No Conflict.  To the extent, if any, that any provision of this Amendment conflicts with or differs from any provision of the Loan Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

e.

Limited Effect.  The foregoing amendments are limited in effect and, except as specifically set forth above, shall apply only as expressly set forth in this Amendment and shall not constitute a consent, waiver, modification, approval or amendment of any other provision of the Loan Agreement or any other Loan Document.  Except as expressly provided herein, (i) nothing herein shall limit in any way the rights and remedies of the Lender under the Loan Agreement and the other Loan Documents, and (ii) the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed.

f.

Severability.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

g.

Headings.  The headings of various sections of this Amendment are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

h.

Incorporation by Reference.  The provisions of Section 10.4 (Applicable Law), 10.8 (Survivorship), 10.10 (WAIVER OF JURY TRIAL), 10.13 (Execution in Counterparts) and 10.15 (Entire Agreement; Modifications) of the Loan Agreement shall apply in all respects to this Amendment and, as such, are deemed incorporated herein.

{Signatures appear on the following pages.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:

GROTON STATION FUEL CELL, LLC

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

	By:	FuelCell Energy, Inc.
	Its:	Sole Member

By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

LENDER:

FIFTH THIRD BANK

By:	/s/ Natalie Trojan
	Name:	Natalie Trojan
	Title:	Vice President

Signature Page to Amendment No. 2 to Loan Agreement